GRUBB & ELLIS.
Healthcare REIT II

Supplemental Operating and Financial Data

1st Quarter 2011


SOUTH MEDICAL OFFICE BUILDING






Hospital Entrance

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS.

Risk Factors

An investment in Grubb & Ellis Healthcare REIT II, Inc., or the company, involves a high degree of risk. Investors should purchase shares of the company's common stock only if they can afford a complete loss of their investment. Below is a summary of some of the risk factors affecting the company, which should be read in conjunction with the risk factors as outlined in the company's prospectus, as amended from time to time, and as detailed from time to time in the company's periodic reports, as filed with the United States Securities and Exchange Commission, or the SEC. The most significant risks include the following:

There is no public market for the shares of the company's common stock. Shares of the company's common stock cannot be readily sold and there are significant restrictions on the ownership, transferability and repurchase of shares of the company's common stock. If investors are able to sell their shares of the company's common stock, investors likely would have to sell them at a substantial discount.

The company's offering is considered a "blind pool" offering because the company has not identified all of the real estate or real estate-related investments to acquire with the net proceeds from its offering. As a result, investors will not be able to evaluate the economic merits of their investments prior to their purchase. The company may be unable to invest the net proceeds from its offering on acceptable terms to investors, or at all.

The company's advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC, and its affiliates, may receive substantial fees, and the company may pay substantial expenses, in the company's offering.

The company is offering shares of its common stock. Investors will not receive an interest in the company's advisor, or sponsor, Grubb & Ellis Company, or their affiliates.

The company has a limited operating history and limited financing sources. Therefore, investors may not be able to adequately evaluate the company's ability to achieve its investment objectives.

Until the company generates operating cash flows sufficient to pay distributions to investors, the company has and may continue to pay distributions up to 100 percent from the net proceeds of its offering, from borrowings in anticipation of future cash flows or from other sources such as its sponsor. The company may also be required to sell assets or issue new securities for cash in order to pay distributions. Any such actions could reduce the amount of capital the company ultimately invest in assets and negatively impact the amount of income available for future distributions.

The company's offering is a "best efforts" offering. If the company raises substantially less than the maximum offering, it may not be able to invest in a diverse portfolio of real estate and real estate-related investments, and the value of an investor's investment may fluctuate more widely with the performance of specific investments.

The company may incur substantial debt, which could hinder its ability to pay distributions to investors or could decrease the value of their investment if the income from, or the value of, the property securing the company's debt falls.

The company relies on its advisor and its affiliates for its day-to-day operations and the selection of its investments. The company will pay substantial fees to its advisor and its affiliates for these services, and the agreements governing these fees were not negotiated at arm's-length. In addition, fees payable to the company's dealer manager, Grubb & Ellis Capital Corporation, and its advisor in the company's organizational stage are based upon the gross offering proceeds and not on the company's or its properties' performance. Such agreements may require the company to pay more than it would if it were using unaffiliated third parties and may not solely reflect an investor's interests as a stockholder of the company.

Many of the company's officers also are officers and employees of the company's advisor, Grubb & Ellis Equity Advisors, LLC, which manages the company's advisor, and the company's sponsor. As a result, the company's officers will face conflicts of interest, including significant conflicts in allocating time and investment opportunities among the company and similar programs sponsored by the company's sponsor.

If the company does not qualify as a real estate investment trust, or REIT, the company would be subject to federal income tax at regular corporate rates, which would adversely affect the company's operations and its ability to pay distributions to investors.

The amount of distributions the company may pay, if any, is uncertain. Due to the risks involved in the ownership of real estate, there is no guarantee of any return on an investor's investment in the company and investors may lose money.

The company is not obligated, through its charter or otherwise to effectuate a liquidity event, and the company may not effect a liquidity event within the company's targeted time frame of five years after the completion of its offering stage, or at all. If the company does not effect a liquidity event, investors may have to hold their investment in shares of the company's common stock for an indefinite period of time.

Table of Contents

On the cover: Pocatello Medical Office Building - Pocatello, ID (top left); Surgical Hospital of Humble - Humble, TX (top right); Loma Linda Pediatric Specialty Hospital - Loma Linda, California (bottom right)

Corporate Profile

Grubb & Ellis Healthcare REIT II, Inc.'s initial public offering was declared effective by the SEC in August 2009. The company began property acquisitions near the end of the first quarter of 2010. During its relatively brief operating history, the company has demonstrated consistently strong incremental growth in key financial metrics as reported in its 2010 Annual Report on Form 10-K, which was filed with the SEC on March 10, 2011, as well as its first quarter 2011 Quarterly Report on Form 10-Q, which was filed with the SEC on May 12, 2011. The company is pleased to provide further insight into its first quarter 2011 performance as reported herein.

The company's focus remains on building and managing the best non-traded REIT in the industry that provides its investors with distribution sustainability and superior long-term financial performance. The company continued to perform strongly during the first quarter of 2011, following an exceptional 2010, when it began property acquisitions and established a pattern for robust quarterly growth. During the first quarter 2011, the company expanded its portfolio of properties with three accretive acquisitions, realizing impressive quarter-over-quarter growth as a result.

First Quarter 2011 Highlights and Recent Accomplishments

- Completed first quarter acquisitions totaling $37.4 million, based on purchase price.
- Declared and paid quarterly distributions equal to an annualized rate of 6.5 percent to stockholders of record, based upon a $10.00 per share offering price. The company's board of directors intends to continue to declare distributions on a quarterly basis.
- Net operating income, or NOI, totaled approximately $4.8 million in the first quarter of 2011, an increase of more than 29 percent compared to the $3.7 million achieved in the fourth quarter of 2010. The REIT reported a net loss of $885,000, a significant improvement over the net loss of $1.6 million recorded in the fourth quarter of 2010. Quarter-over-quarter growth is primarily due to the acquisition of additional properties. (1)
- First quarter modified funds from operations, or MFFO, as defined by the Investment Program Association, or IPA, was approximately $2.4 million, 33 percent more than the $1.8 million recorded in the fourth quarter of 2010. Funds from operations, or FFO, equaled $1.3 million in the first quarter of 2011, compared with $236,000 in the fourth quarter of 2010. Quarter-over-quarter growth is primarily due to the acquisition of additional properties. (2)
- The company's property portfolio achieved an aggregate average occupancy of 97.4 percent as of March 31, 2011 and had leverage of 24.7 percent. The portfolio's average remaining lease term was 10 years at the close of the first quarter based on leases in effect as of March 31, 2011.
- Subsequent to the close of the first quarter, the company modified its secured revolving line of credit with Bank of America, N.A., expanding available credit to $45 million from $25 million and lowering the interest rate to LIBOR plus 3.50 percent from LIBOR plus 3.75 percent. An all-in interest rate floor of 5 percent was also eliminated. Approximately $31.1 million was immediately available for borrowing under the line of credit.
- In April, Chairman and Chief Executive Officer Jeff Hanson and President and Chief Operating Officer Danny Prosky executed executive stock purchase plans. Under the terms of the plans, Hanson agreed to invest 100 percent of the after-tax cash compensation he receives as an executive of Grubb & Ellis Company directly into common stock shares of the REIT; Prosky will invest 50 percent of his after-tax cash compensation.

First Quarter 2011 and Recent Acquisition Highlights

- In January, the company acquired Columbia Long-Term Acute Care Hospital in Columbia, Mo., for approximately $12.4 million.
- In March, the company completed the $11.95 million acquisition of St. Anthony's North Medical Office Building in Westminster, Colo.
- Also in March, the company acquired Loma Linda Pediatric Specialty Hospital near Los Angeles, Calif. for $13.0 million.
- Total assets grew to nearly $242 million at the close of the first quarter 2011 from $204 million at the close of the fourth quarter 2010.
- Subsequent to the close of the first quarter, the company acquired medical office buildings in Florida, Texas, New Mexico, Arkansas and Louisiana and a skilled nursing facility in Arizona for approximately $61.6 million in the aggregate.

For additional information regarding Grubb & Ellis Healthcare REIT II, please visit www.gbe-reits.com/healthcare2 or call 877-888-7348. Investors should not rely on the company's past performance to predict its future results.

(1) Please see financial reconciliation tables and notes on page 12 for more information regarding NOI.

(2) Please see financial reconciliation tables and notes on page 14 for more information regarding MFFO.

Equity Raise and Acquisition Totals *(cumulative) (unaudited)*



$250m
$200m
$150m
$100m
$50m
$0
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
Equity Raise
Acquisition Total

Net Operating Income and Modified Funds From Operations *(1) (2) (unaudited)*



$5.0m
$4.0m
$3.0m
$2.0m
$1.0m
0
$-1.0m
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
NOI
MFFO

(1) Please see financial reconciliation tables and notes on page 12 for more information regarding NOI.
(2) Please see financial reconciliation tables and notes on page 14 for more information regarding MFFO.

Executive Officers

Jeffrey T. Hanson - *Chairman and Chief Executive Officer*



Hanson is chairman of the board and chief executive officer of Grubb & Ellis Healthcare REIT II, Inc., as well as chief executive officer of Grubb & Ellis Healthcare REIT II Advisor, LLC. Additionally, Hanson is executive vice president, investment programs with Grubb & Ellis Company, the company's sponsor. Responsible for the management of Grubb & Ellis' investment management subsidiaries, Hanson is president and chief executive officer of Grubb & Ellis Equity Advisors, LLC. Hanson began his career with Grubb & Ellis in 1997, serving as a senior vice president and one of the most successful members of the firm's Institutional Investment Group, where he brokered the acquisition and disposition of real property for major private and institutional clients, including a significant focus on healthcare-related assets. Hanson is a graduate of the University of Southern California.

Danny Prosky - *President and Chief Operating Officer*



Prosky serves as the president and chief operating officer of Grubb & Ellis Healthcare REIT II. He was formerly executive vice president of acquisitions for the original Grubb & Ellis Healthcare REIT, Inc. (now known as Healthcare Trust of America, Inc.), overseeing the acquisition of its approximately $1.2 billion portfolio from July 2006 until July 2009. Prosky also serves as executive vice president for healthcare real estate with Grubb & Ellis Equity Advisors, the primary investment management subsidiary of Grubb & Ellis Company. Previously, he served as assistant vice president of acquisitions and dispositions at Health Care Property Investors, Inc., a healthcare-focused real estate investment trust from 2005 to March 2006, and as assistant vice president, asset management from 1999 to 2005. From 1992 to 1999, he served as manager of financial operations, multi-tenant facilities for American Health Properties, Inc. Throughout his 19-year career, Prosky has been responsible for the acquisition of more than $3 billion of healthcare-related real estate. He served as co-chair of the Medical Office Building and Healthcare Facilities Conference Planning Committee of the Building Owners and Managers Association International (BOMA) from 2007 through 2010. He had previously served as vice chair of the committee from 2005 until his appointment as co-chair. Prosky received a bachelor's degree from the University of Colorado and a master's degree from Boston University.

Shannon K S Johnson - *Chief Financial Officer*



Johnson is the chief financial officer of Grubb & Ellis Healthcare REIT II, the same role she filled with Grubb & Ellis Healthcare REIT from August 2006 to March 2009. She also serves as a financial reporting manager with Grubb & Ellis Equity Advisors. Johnson previously served as chief financial officer of Grubb & Ellis Apartment REIT, Inc., (now known as Apartment Trust of America, Inc.), from April 2006 to November 2010. Prior to joining Grubb & Ellis, Johnson served as an auditor for more than six years with PricewaterhouseCoopers, LLP and Arthur Andersen, LLP. She is a certified public accountant and received a bachelor's degree in business-economics and a minor in accounting from the University of California, Los Angeles, where she graduated summa cum laude.

Stefan Oh - *Senior Vice President, Acquisitions*



In addition to serving as senior vice president of acquisitions for Grubb & Ellis Healthcare REIT II, Oh is vice president of healthcare real estate with Grubb & Ellis Equity Advisors, where he is responsible for the acquisition and management of medical office buildings and other healthcare-related real estate. Prior to joining Grubb & Ellis in June 2007, Oh worked for nearly eight years with Health Care Property Investors, Inc., a healthcare-focused REIT, as director of asset management and later as director of acquisitions. From 1997 to 1999, he worked as an auditor and project manager for Ernst & Young AB in Stockholm, Sweden and from 1993 to 1997 as an auditor within Ernst & Young LLP's EYKL Real Estate Group in Los Angeles, California. Oh received a bachelor's degree from Pepperdine University and is a certified public accountant.

Cora Lo - *Secretary*



Lo began serving as secretary of Grubb & Ellis Healthcare REIT II in November 2010, having previously served as assistant secretary since March 2009. She has also served as senior corporate counsel for Grubb & Ellis Company since December 2007, having previously served as senior corporate counsel and securities counsel for Grubb & Ellis Realty Investors, LLC. Lo also served as the assistant secretary of Grubb & Ellis Apartment REIT, Inc. (now known as Apartment Trust of America), from June 2008 to November 2010. Prior to joining Grubb & Ellis in 2005, she spent more than three years as general counsel of a publicly traded company and three years in private practice. Lo received a bachelor's degree from the University of California, Los Angeles and a juris doctorate from Boston University. She is a member of the California State Bar Association.

Independent Board Members

Patrick R. Leardo - *Independent Director*

Leardo is the managing member of Domain Capital Advisors, LLC, a registered investment advisor. Prior to joining Domain Capital Advisors in 2008, he served in various management roles at PricewaterhouseCoopers LLP for more than 22 years, including partner in charge of the Global Real Estate Advisory practice. Prior to the merger of PriceWaterhouse and Coopers & Lybrand in 1998, Leardo was also the real estate industry chairman for Coopers & Lybrand's real estate activities, coordinating all lines of service including audit, tax and consulting. He is a member of the Pension Real Estate Association, National Realty Committee, Urban Land Institute and the National Association of Real Estate Investment Trusts. He also holds the prestigious Counselor of Real Estate designation and was honored by the Royal Institute of Chartered Surveyors as a Fellow in May 2006. Leardo recently completed a term as a ULI trustee and has been invited to serve as one of the organization's governors. He has also served as a board trustee for the American Seniors Housing Association, a member of the board of directors of Edens & Avant, a $2.5 billion market cap private real estate investment trust and a board trustee for Roanoke College. Leardo received a bachelor's degree from Upsala College.

Gerald W. Robinson - *Independent Director*

Robinson has served since 1994 as an executive vice president of Pacific Life Insurance Company and chairman and chief executive officer of Pacific Select Distributors, Inc., its wholly-owned subsidiary and the holding company of its broker-dealers. Prior to joining Pacific Life, he served in various executive positions in the life insurance industry, including positions with Home Life Insurance Company, Anchor National Life Insurance Company and Private Ledger Financial Services. During his career, Robinson has supervised and been a member of due diligence committees responsible for the approval of all products offered by broker-dealers for sale through registered representatives, including real estate limited partnership, REIT and mortgage-based products. In addition, during his career with Pacific Life, he was a member of the firm's investment committee, which was responsible for the purchase and disposition of all assets of the company, including numerous forms of real estate, mortgage, and REIT investments. Robinson is a certified financial planner and a chartered life underwriter who received a bachelor's from Central Michigan University.

Gary E. Stark - *Independent Director*

Stark has been the owner and managing member of Chateau Healthcare Management, LLC, a healthcare management company that operated luxury assisted living, senior residential care, memory care and Alzheimer's care facilities in Overland Park and Mission, Kansas since May 2005. He has also been the owner and managing member since December 2007 of Chateau DHAL Management, LLC, a healthcare management company that operated an assisted living facility exclusively dedicated to qualifying low income individuals with assisted living needs in Kansas City, Kansas. Stark has also been a co-owner of Grace Long Term Care, LLC, a healthcare management company operating skilled nursing and assisted living facilities, and a private consultant to Health Care Property Investors, Inc., a publicly traded healthcare REIT. He has also served as general counsel to: Nationwide Health Properties, Inc., a publicly traded healthcare REIT; Life Care Centers of America, Inc., one of the largest privately owned sub-acute/long-term care providers in the U.S.; and Care Enterprises, Inc., a publicly traded healthcare corporation engaged in sub-acute/long-term care, ancillary healthcare services and products. Stark received a bachelor's degree from the University of California, Irvine and a juris doctorate from the University of California, Hastings College of Law. He is a member of the California State Bar Association.


Pavilion

Highlands Ranch Medical Pavilion - Highlands Ranch, Colorado

Forward-Looking Statements

This document contains certain forward-looking statements with respect to the success of our company, our ability to provide our investors distribution sustainability and superior long-term financial performance, whether we will be able to maintain our current distribution rate, whether we can continue to improve our net operating income and modified funds of operations, whether we can maintain the financial results experienced in the year ended December 31, 2010 and for the quarter ended March 31, 2011, and whether we can continue to raise sufficient equity in our initial public offering and deploy it efficiently by acquiring assets. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to continue to maintain the current coverage of our investor distributions; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company's prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.

Additional Information

The information in this supplemental information package should be read in conjunction with the company's prospectus, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, earnings press release dated May 12, 2011 and other information filed with, or furnished to, the SEC. The reconciliation of Non-GAAP measures are an integral part of the information presented herein.

You can access the company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at http://www.gbe-reits.com/healthcare2 as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on or connected to the company's website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov.

Consolidated Balance Sheets *(unaudited)*

	As of Mar. 31, 2011	As of Dec. 31, 2010
Assets		
Real estate investments:		
Operating properties, net	$194,098,000	$163,335,000
Cash and cash equivalents	$6,706,000	$6,018,000
Accounts and other receivables, net	$479,000	$241,000
Restricted cash	$3,158,000	$2,816,000
Real estate and escrow deposits	$1,100,000	$649,000
Identified intangible assets, net	$33,299,000	$28,568,000
Other assets, net	$2,982,000	$2,369,000
Total assets	**$241,822,000**	**$203,996,000**
Liabilities and Equity		
Liabilities:		
Mortgage loans payable, net	$49,175,000	$58,331,000
Line of credit	$7,400,000	$11,800,000
Accounts payable and accrued liabilities	$3,586,000	$3,356,000
Accounts payable due to affiliates	$1,173,000	$840,000
Derivative financial instruments	$379,000	$453,000
Identified intangible liabilities, net	$481,000	$502,000
Security deposits, prepaid rent and other liabilities	$3,437,000	$3,352,000
Total liabilities	**$65,631,000**	**$78,634,000**
Commitments and contingencies		
Equity:		
Stockholders' equity:		
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 21,579,624 and 15,452,668 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	$216,000	$154,000
Additional paid-in capital	$192,221,000	$137,657,000
Accumulated deficit	$(16,367,000)	$(12,571,000)
Total stockholders' equity	$176,070,000	$125,240,000
Noncontrolling interests	$121,000	$122,000
Total equity	**$176,191,000**	**$125,362,000**
Total liabilities and equity	**$241,822,000**	**$203,996,000**

Consolidated Statements of Operations *(unaudited)*

	Three Months Ended March 31, 2011	2010
Revenues		
Rental income	$6,007,000	$61,000
Expenses		
Rental expenses	$1,203,000	$17,000
General and administrative	$921,000	$185,000
Acquisition related expenses	$1,549,000	$637,000
Depreciation and amortization	$2,202,000	$29,000
Total expenses	**$5,875,000**	**$868,000**
Income (loss) from operations	**$132,000**	**$(807,000)**
Other income (expense):		
Interest expense (including amortization of deferred financing costs and debt discount):		
Interest expense	$(1,095,000)	$(1,000)
Gain in fair value of derivative financial instruments	$74,000	—
Interest income	$4,000	$5,000
Net loss	**$(885,000)**	**$(803,000)**
Less: net (income) loss attributable to noncontrolling interests	—	—
Net loss attributable to controlling interest	**$(885,000)**	**$(803,000)**
Net loss per common share attributable to controlling interest — basic and diluted	**$(0.05)**	**$(0.30)**
Weighted average number of common shares outstanding — basic and diluted	**18,144,696**	**2,690,794**
Distributions declared per common share	**$0.16**	**$0.16**



Athens Long-Term Acute Care Hospital - Athens, Georgia

Net Operating Income Reconciliation *(unaudited)*

	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Net loss	**$(885,000)**	**$(1,631,000)**	**$(2,930,000)**	**$(2,059,000)**	**$(803,000)**
Add:					
General and administrative	$921,000	$622,000	$503,000	$360,000	$185,000
Acquisition related expenses	$1,549,000	$1,920,000	$2,847,000	$1,695,000	$637,000
Depreciation and amortization	$2,202,000	$1,869,000	$1,157,000	$536,000	$29,000
Interest expense	$1,021,000	$933,000	$397,000	$228,000	$1,000
Less:					
Interest income	$(4,000)	$(1,000)	$(1,000)	$(8,000)	$(5,000)
Net operating income	**$4,804,000**	**$3,712,000**	**$1,973,000**	**$752,000**	**$44,000**



$5.0m
$4.0m
$3.0m
$2.0m
$1.0m
0
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011

NOI is defined as net income, computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. Please see page 22 for additional information regarding NOI.

Equity Raise by Quarter *(unaudited)*

	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Quarterly equity raise	$59,870,000	$47,856,000	$33,613,000	$30,824,000	$24,651,000



$60m
$50m
$40m
$30m
$20m
$10m
0
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011

Distributions Paid by Quarter *(unaudited)*

	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Distributions paid	$2,588,000	$1,834,000	$1,259,000	$743,000	$236,000



$3.0m
$2.5m
$2.0m
$1.5m
$1.0m
$0.5m
$0.0
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011

Modified Funds From Operations Reconciliation *(unaudited)*

	1st Qtr 2011	4th Qtr 2010	3rd Qtr 2010	2nd Qtr 2010	1st Qtr 2010
Net loss	**$(885,000)**	**$(1,631,000)**	**$(2,930,000)**	**$(2,059,000)**	**$(803,000)**
Add:					
Depreciation and amortization — consolidated properties	$2,202,000	$1,869,000	$1,157,000	$536,000	$29,000
Less:					
Net income attributable to noncontrolling interests	—	—	$(1,000)	—	—
Depreciation and amortization related to noncontrolling interests	$(2,000)	$(2,000)	$(2,000)	—	—
FFO	**$1,315,000**	**$236,000**	**$(1,776,000)**	**$(1,523,000)**	**$(774,000)**
Add:					
Acquisition related expenses	$1,549,000	$1,920,000	$2,847,000	$1,695,000	$637,000
Amortization of above and below market leases	$45,000	$30,000	$28,000	$21,000	—
(Gain) loss in fair value of derivative financial instruments	$(74,000)	$(51,000)	$ 74,000	$120,000	—
Loss on extinguishment of debt	$42,000	—	—	—	—
Deferred rent receivables related to noncontrolling interests	$1,000	$1,000	—	—	—
Less:					
Deferred rent receivables	$(449,000)	$(335,000)	$(157,000)	$(73,000)	$(11,000)
MFFO	**$2,429,000**	**$1,801,000**	**$1,016,000**	**$240,000**	**$(148,000)**
Weighted average common shares outstanding — basic and diluted	18,144,696	12,765,174	8,745,255	5,558,762	2,690,794
Net loss per common share — basic and diluted	$(0.05)	$(0.13)	$(0.34)	$(0.37)	$(0.30)
FFO per common share — basic and diluted	$0.07	$0.02	$(0.20)	$(0.27)	$(0.29)
MFFO per common share — basic and diluted	$0.13	$0.14	$0.12	$0.04	$(0.06)

MFFO and FFO by Quarter *(unaudited)*



$2.5m
$2.0m
$1.5m
$1.0m
$0.5m
$0.0
$-0.5m
$-1.0m
$-1.5m
$-2.0m
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011
MFFO
FFO

The company is presenting MFFO because the company believes that MFFO is an appropriate supplemental perfomance measure to reflect the operating performance of a REIT. MFFO is a metric used by the company's management, and useful for the company's stockholders to evaluate sustainable performance and distribution policy. Please see page 22 for additional information regarding FFO and MFFO.

Properties



Property	Property Type	Acquisition Date	City, State	Sq Ft	Leased Percent	Purchase Price
Lacombe Medical Office Building	Medical Office	March 2010	Lacombe, LA	34,000	100%	$6,970,000
Center for Neurosurgery and Spine	Medical Office	March 2010	Sartell, MN	33,000	100%	$6,500,000
Parkway Medical Center	Medical Office	April 2010	Beachwood, OH	88,000	83.5%	$10,900,000
Highlands Ranch Medical Pavilion	Medical Office	April 2010	Highlands Ranch, CO	37,000	100%	$8,400,000
Muskogee Long-Term Acute Care Hospital	Hospital	May 2010	Muskokee, OK	37,000	100%	$11,000,000
St. Vincent Medical Office Building	Medical Office	June 2010	Cleveland, OH	51,000	93.9%	$10,100,000
Livingston Medical Arts Pavilion	Medical Office	June 2010	Livingston, TX	29,000	100%	$6,350,000
Pocatello East Medical Office Building	Medical Office	July 2010	Pocatello, ID	76,000	100%	$15,800,000
Cape Girardeau Long-Term Acute Care Hospital	Hospital	August 2010	Cape Girardeau, MO	27,000	100%	$8,057,000
Joplin Long-Term Acute Care Hospital	Hospital	August 2010	Joplin, MO	26,000	100%	$8,951,000
Virginia Skilled Nursing Facilities Portfolio:	Skilled Nursing Facility	September 2010	Multiple Locations, VA	232,000	100%	$45,000,000
The Laurels of Charlottesville			Charlottesville, VA	48,000		
Bland Nursing & Rehabilitation Center			Bastian, VA	31,000		
Maple Grove Health Care Center			Lebanon, VA	23,000		
The Brian Center of Fincastle			Fincastle, VA	27,000		
The Brian Center of Low Moor			Low Moor, VA	43,000		
The Laurels of Willow Creek			Midlothian, VA	40,000		
The Springs Nursing Facility			Hot Springs, VA	20,000		
Athens Long-Term Acute Care Hospital	Hospital	October 2010	Athens, GA	31,000	100%	$12,264,000
Sylva Medical Office Building	Medical Office	November 2010	Sylva, NC	45,000	100%	$11,400,000
Surgical Hospital of Humble	Hospital	December 2010	Humble, TX	30,000	100%	$13,100,000
Lawton Medical Office Building Portfolio	Medical Office	December 2010	Lawton, OK	62,000	100%	$11,550,000
Ennis Medical Office Building	Medical Office	December 2010	Ennis, TX	30,000	94.8%	$7,100,000
Columbia Long-Term Acute Care Hospital	Hospital	January 2011	Columbia, MO	31,000	100%	$12,423,000
St. Anthony North Denver Medical Office Bldg.	Medical Office	March 2011	Westminster, CO	60,000	88.5%	$11,950,000
Loma Linda Pediatric Specialty Hospital	Skilled Nursing Facility	March 2011	Loma Linda, CA	34,000	100%	$13,000,000

Regional Concentration *as of March 31, 2011*

	Buildings	Purchase Price	% of Total
By Region			
East	8	$56,400,000	24.4%
Midwest	8	$56,931,000	24.7%
South	8	$68,334,000	29.6%
West	6	$49,150,000	21.3%
Total	**30**	**$230,815,000**	**100%**


Midwest
24.7%
East
24.4%
South
29.6%
West
21.3%

Portfolio Composition *as of March 31, 2011*

	Buildings	Purchase Price	% of Total
Investment Concentration - By Predominant Service Type			
Hospitals	6	$65,795,000	28.5%
Skilled nursing facilities	10	$58,000,000	25.1%
Medical office buildings	14	$107,020,000	46.4%
Total	**30**	**$230,815,000**	**100%**


Skilled Nursing
Facilities
25.1%
Medical Office
Buildings
46.4%
Hospitals
28.5%



Muskogee Long-Term Acute Care Hospital - Muskogee, Oklahoma

Portfolio Concentration *as of March 31, 2011*

Balances by State	Skilled Nursing	Hospital	Medical Office	Buildings	Purchase Price	% of Total
California	$13,000,000	—	—	3	$13,000,000	5.6%
Colorado	—	—	$20,350,000	2	$20,350,000	8.8%
Georgia	—	$12,264,000	—	1	$12,264,000	5.3%
Idaho	—	—	$15,800,000	1	$15,800,000	6.9%
Louisiana	—	—	$6,970,000	1	$6,970,000	3.0%
Minnesota	—	—	$6,500,000	2	$6,500,000	2.8%
Missouri	—	$29,431,000	—	3	$29,431,000	12.8%
North Carolina	—	—	$11,400,000	1	$11,400,000	4.9%
Ohio	—	—	$21,000,000	3	$21,000,000	9.1%
Oklahoma	—	$11,000,000	$11,550,000	3	$22,550,000	9.8%
Texas	—	$13,100,000	$13,450,000	3	$26,550,000	11.5%
Virginia	$45,000,000	—	—	7	$45,000,000	19.5%
Total	**$58,000,000**	**$65,795,000**	**$107,020,000**	**30**	**$230,815,000**	**100%**

Portfolio Leased Percentage *as of March 31, 2011*

Property	Leased %
Lacombe Medical Office Building	100%
Center for Neurosurgery and Spine	100%
Parkway Medical Center	83.5%
Highlands Ranch Medical Pavilion	100%
Muskogee Long-Term Acute Care Hospital	100%
St. Vincent Medical Office Building	93.9%
Livingston Medical Arts Pavilion	100%
Pocatello East Medical Office Building	100%
Monument Long-Term Acute Care Hospital Portfolio	100%
Virginia Skilled Nursing Facility Portfolio	100%
Sylva Medical Office Building	100%
Surgical Hospital of Humble	100%
Lawton Medical Office Building Portfolio	100%
Ennis Medical Office Building	94.8%
St. Anthony North Denver Medical Office Building	88.5%
Loma Linda Pediatric Specialty Hospital	100%
Aggregate Portfolio Average Percentage	**97.4%**

Acquisition Price

Property	Purchase Price
Lacombe Medical Office Building	$6,970,000
Center for Neurosurgery and Spine	$6,500,000
Parkway Medical Center	$10,900,000
Highlands Ranch Medical Pavilion	$8,400,000
Muskogee Long-Term Acute Care Hospital	$11,000,000
St. Vincent Medical Office Building	$10,100,000
Livingston Medical Arts Pavilion	$6,350,000
Pocatello East Medical Office Building	$15,800,000
Monument Long-Term Acute Care Hospital Portfolio	$41,695,000
Virginia Skilled Nursing Facility Portfolio	$45,000,000
Sylva Medical Office Building	$11,400,000
Surgical Hospital of Humble	$13,100,000
Lawton Medical Office Building Portfolio	$11,550,000
Ennis Medical Office Building	$7,100,000
St. Anthony North Denver Medical Office Building	$11,950,000
Loma Linda Pediatric Specialty Hospital	$13,000,000
Total	$230,815,000

See page 20 for information regarding the company's use of leverage to partially fund these acquisitions.

Acquisitions by Quarter

	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010
Acquisition Price	$37,373,000	$55,414,000	$77,808,000	$46,750,000	$13,470,000


$80m
$70m
$60m
$50m
$40m
$30m
$20m
$10m
$0
Q1 2010
Q2 2010
Q3 2010
Q4 2010
Q1 2011

Fixed and Floating Debt Maturity and Mortgage Balances

Property	Interest Rate (1)	Maturity Date	March 31, 2011	Dec. 31, 2010
Fixed Rate Debt:				
Highlands Ranch Medical Pavilion	5.88%	11/11/12	$4,360,000	$4,383,000
Pocatello East Medical Office Building	6.00%	10/01/20	$7,926,000	$7,971,000
			$12,286,000	**$12,354,000**
Variable Rate Debt:				
Center for Neurosurgery and Spine (2)	1.35%	08/15/21 (callable)	$3,130,000	$3,184,000
Virginia Skilled Nursing Facility Portfolio (3)	5.50%	03/14/12	$26,810,000	$26,810,000
Surgical Hospital of Humble (4)	5.75%	12/09/11	–	$9,000,000
Lawton Medical Office Building Portfolio	3.16%	01/01/16	$7,257,000	$7,300,000
			$37,197,000	**$46,294,000**
Total fixed and variable rate debt			$49,483,000	$58,648,000
Less: discount			$(308,000)	$(317,000)
Mortgage loans payable, net			**$49,175,000**	**$58,331,000**

(1) Represents the per annum interest rate in effect as of March 31, 2011.
(2) The mortgage loan payable requires monthly principal and interest payments and is due August 15, 2021; however, the principal balance is immediately due upon written request from the seller confirming that the seller agrees to pay the interest rate swap termination amount, if any. Additionally, the seller guarantors agreed to retain their guaranty obligations with respect to the mortgage loan and the interest rate swap agreement. The company, the seller and the seller guarantors have also agreed to indemnify the other parties for any liability caused by a party's breach or nonperformance of obligations under the loan.
(3) Represents a bridge loan the company secured from KeyBank National Association which matures on March 14, 2012 or until such time that the company is able to pay such bridge loan in full by obtaining a Federal Housing Association Mortgage loan. The maturity date may be extended by one six-month period subject to satisfaction of certain conditions.
(4) As of December 31, 2010, the company had an outstanding mortgage loan payable balance of $9,000,000, which was subsequently paid in full in March 2011 with no prepayment penalties assessed per the terms of the mortgage agreement. In connection with the early extinguishment the company wrote off $42,000 in deferred financing costs.

Lease Maturities *(unaudited)*

Year	Number of Expiring Leases	Total Sq Ft of Expiring Leases	% Leased Area of Expiring Leases	Annual Rent under Expiring Leases	% Total Annual Rent of Expiring Leases (1)
2011	13	30,000	3.1%	$663,000	2.6%
2012	12	36,000	3.7%	$813,000	3.2%
2013	8	19,000	2.0%	$491,000	1.9%
2014	13	37,000	3.7%	$762,000	3.0%
2015	13	35,000	3.7%	$852,000	3.3%
2016	12	101,000	10.4%	$1,999,000	7.8%
2017	1	2,000	0.2%	$32,000	0.1%
2018	10	67,000	6.9%	$1,560,000	6.1%
2019	6	106,000	10.9%	$2,317,000	9.0%
2020	2	10,000	1.0%	$215,000	0.8%
Thereafter	20	526,000	54.4%	$15,943,000	62.2%
Total	**110**	**969,000**	**100%**	**$25,647,000**	**100%**

(1) The annual rent percentage is based on the total annual contractual base rent based on leases in effect as of March 31, 2011.


8510 Bryant Street

St. Anthony North Denver Medical Office Building - Westminster, Colorado

Additional Information Regarding NOI, FFO and MFFO

Net Operating Income (NOI)

NOI is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, the company's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Page 12 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to NOI.

Funds From Operations (FFO) and Modified Funds From Operations (MFFO)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company's FFO calculation complies with NAREIT's policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the company's performance to investors and to management, and when compared year over year, reflects the impact on the company's operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income or loss.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT's definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and distribution policy. In evaluating the performance of the company's portfolio over time, the company's management employs business models and analyses that differentiate the costs to acquire investments from the investments' revenues and expenses. The company's management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by the company's management, and provides investors a view of the performance of the company's portfolio over time, including after the time the company ceases to acquire properties on a frequent and regular basis. MFFO may provide investors with a useful indication of the company's future performance, particularly after the company's acquisition stage, and of the sustainability of the company's current distribution policy. However, because MFFO excludes acquisition expenses, which are an important component in an analysis of historical performance, MFFO should not be construed as a historic performance measure. MFFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, gains or losses from the extinguishment of debt, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA's Practice Guideline are not applicable to the company for the quarter ended March 31, 2011 and for each quarter within the year ended December 31, 2010. Page 14 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

Additional Information Regarding NOI, FFO and MFFO

Net Operating Income (NOI)

NOI is a financial measure that does not conform to accounting principles generally accepted in the United States of America, or GAAP, or a non-GAAP measure. It is defined as net income (loss), computed in accordance with GAAP, generated from properties before general and administrative expenses, acquisition related expenses, depreciation and amortization, interest expense and interest income. The company believes that net operating income is useful for investors as it provides an accurate measure of the operating performance of its operating assets because net operating income excludes certain items that are not associated with the management of the properties. Additionally, the company believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, the company's use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Page 12 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to NOI.

Funds From Operations (FFO) and Modified Funds From Operations (MFFO)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The company's FFO calculation complies with NAREIT's policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the company's performance to investors and to management, and when compared year over year, reflects the impact on the company's operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income or loss.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT's definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance and distribution policy. In evaluating the performance of the company's portfolio over time, the company's management employs business models and analyses that differentiate the costs to acquire investments from the investments' revenues and expenses. The company's management believes that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by the company's management, and provides investors a view of the performance of the company's portfolio over time, including after the time the company ceases to acquire properties on a frequent and regular basis. MFFO may provide investors with a useful indication of the company's future performance, particularly after the company's acquisition stage, and of the sustainability of the company's current distribution policy. However, because MFFO excludes acquisition expenses, which are an important component in an analysis of historical performance, MFFO should not be construed as a historic performance measure. MFFO is not equivalent to the company's net income or loss as determined under GAAP.

The company defines MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, the company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, gains or losses from the extinguishment of debt, deferred rent receivables and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA's Practice Guideline are not applicable to the company for the quarter ended March 31, 2011 and for each quarter within the year ended December 31, 2010. Page 14 contains the reconciliation of net loss, which is the most directly comparable GAAP financial measure, to FFO and MFFO.

Presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.